Exhibit 32.2
SECTION 1350 CERTIFICATION (PRINCIPAL FINANCIAL OFFICER)
In connection with the Annual Report of Lam Research Corporation (the “Company”) on Form 10-K for the fiscal period ending June 24, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas R. Bettinger, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2018	/s/ Douglas R. Bettinger
Douglas R. Bettinger
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Lam Research Corporation specifically incorporates it by reference.